As Filed With the Securities and Exchange Commission on February 27, 2015

Registration Statement No. ___________

_____________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	84-1176672
State or Other Jurisdiction of Incorporation	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

(Address of Principal Executive Offices, Including Zip Code)

(212) 758-6622

(Registrant's Telephone Number, Including Area Code)

Bion Environmental Technologies, Inc.

2006 Consolidated Incentive Plan

(Full title of plan)

Mark A. Smith, President

Bion Environmental Technologies, Inc.

Box 566/1774 Summitview Way, Crestone, Colorado   81131

(Name and address of agent for service)

(212) 758-6622

(Telephone number, including area code, for agent of service)

Copy to:

Jon D. Sawyer, Esq.

Jon D. Sawyer, P.C.

303 East Seventeenth Avenue, Suite 800

Denver, Colorado  80203

(720) 328-3561

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, No Par Value	5,000,000	$0.81(2)	$4,050,000(2)	$470.61
			Total	$470.61

(1) Represents increase in the total number of shares reserved for issuance under the 2006 Consolidated Incentive Plan.  A total of 17,000,000 shares have previously been registered under a registration statement on Form S-8 (File No. 333-145153) with respect to the 2006 Consolidated Incentive Plan.

(2) Based on the closing price of Registrant's Common Stock on the OTC Bulletin Board on February 23, 2015, of $0.81.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

The registrant, Bion Environmental Technologies, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission on August 6, 2007 (Sec File No. 333-145153) in connection with the registration of an aggregate of 3,200,000 shares of common stock to be issued under the 2006 Consolidated Incentive Plan; on June 18, 2008, an amendment was filed increasing the number of shares being registered to 4,200,000; on October 16, 2009, an amendment was filed increasing the number of shares being registered to 6,000,000; on May 27, 2011, an amendment was filed increasing the number of shares being registered to 8,000,000; on February 28, 2013, an amendment was filed increasing the number of shares being registered to 12,000,000; and on May 28, 2014, an amendment was filed increasing the number of shares being registered to 17,000,000.

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 5,000,000 shares of the Company's common stock for issuance under the 2006 Consolidated Incentive Plan.  This increase was approved by the registrant's Board of Directors on February 1, 2015.  Pursuant to Instruction E, the contents of the previously filed registration statement on Form S-8 (File No. 333-145153) are hereby incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits.

Exhibit Number	Description	Location

5.1	Opinion of Jon D. Sawyer, P.C. regarding legality	Filed herewith electronically

23.1	Consent of GHP Horwath, P.C.	Filed herewith electronically

23.2	Consent of Jon D. Sawyer, P.C.	(Contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crestone and State of Colorado on the 27th day of February 2015.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ Dominic Bassani
Dominic Bassani, Chief Executive Officer (Chief Executive Officer)

By:	/s/ Mark A. Smith
Mark A. Smith, President, Executive Chairman and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward T. Schafer	Executive Vice Chairman	February 27, 2015
Edward T. Schafer	and Director

/s/ Mark A. Smith	President, Executive	February 27, 2015
Mark A. Smith	Chairman, Chief Financial Officer and Director

/s/ Jon Northrop	Secretary and Director	February 27, 2015
Jon Northrop